CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the use in the Statement of Additional Information constituting part of this registration statement on Form N-14 (the "Registration Statement") of John Hancock Strategic Series of our report dated July 9, 1998, relating to the financial statements and financial highlights appearing in the May 31, 1998 Annual Report to Shareholders of John Hancock Strategic Income Fund and our report dated December 11, 1998, relating to the financial statements and financial highlights appearing in the October 31, 1998 Annual Report to Shareholders of John Hancock Short-Term Strategic Income Fund (collectively, the "Financial Statements") which appear in Exhibits A and B, respectively, to the Statement of Additional Information, and which Financial Statements are incorporated by reference into the Proxy Statement and Prospectus (the "Proxy/Prospectus"), which constitutes part of this Registration Statement. We further consent to the reference to us under the heading "Experts" in such Proxy/Prospectus, to the references to us under the headings "Financial Highlights" in the Prospectuses of the Funds dated April 1, 1999 for the John Hancock Strategic Income Fund and March 1, 1999 for the John Hancock Short-Term Strategic Income Fund, which are incorporated by reference into the Proxy/Prospectus and the references to us under the headings "Independent Auditors" in the Statements of Additional Information of the Funds dated April 1, 1999 for the John Hancock Strategic Income Fund and April 30, 1999 for the John Hancock Short-Term Strategic Income Fund, which are included as Exhibits A and B, respectively, to the Statement of Additional Information.


/s/PricewaterhouseCoopers LLP
-----------------------------
PricewaterhouseCoopers LLP

Boston, Massachusetts
July 20, 1999